Exhibit 99.1

SKYSTAR BIO-PHARMACEUTICAL COMPANY ANNOUNCES RECEIPT OF NASDAQ NON-COMPLIANCE LETTER DUE TO DELAY IN FILING FORM 10-K

Xi’an, China, April 15, 2015 – Skystar Bio-Pharmaceutical Company (Nasdaq: SKBI), a China-based manufacturer and distributor of veterinary medicine, vaccines, micro-organisms and feed additives, announced today that  the Company received a notification from the Nasdaq Stock Market (“Nasdaq”) informing the Company that since it had not filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1).  The Nasdaq notification letter does not result in the immediate delisting of the Company’s common stock, and the stock will continue to trade uninterrupted under its current trading symbol.

The Company must submit a plan of compliance with the foregoing listing deficiency by no later than June 15, 2015 (the “Plan of Compliance Deadline”).  If its plan is approved by the Nasdaq staff, the Company may be eligible for a listing exception of up to 180 calendar days or until October 12, 2015 to regain compliance. If the Nasdaq staff concludes that the Company will not be able to cure the deficiency, or if the Company determines not to submit the required materials or make the required representations, the Company's common stock will be subject to delisting by Nasdaq.

The Company expects the completion of the 2014 audit and filing of the 2014 Annual Report by the end of May 2015, but in no event later than the Plan of Compliance Deadline.

About Skystar Bio-Pharmaceutical Company

Skystar is a China-based developer, manufacturer and distributor of veterinary healthcare and medical care products. Skystar has four product lines: veterinary medicines, probiotics, vaccines and feed additives formulated and packaged in house across several modern manufacturing and distributions facilities. Skystar's distribution network includes almost 3,000 distribution agents of which 360 are franchised stores with exclusivity agreements covering 29 provinces throughout China. For additional information, please visit http://www.skystarbio-pharmaceutical.com.

Safe Harbor Statements

Statements contained in this press release not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule under the Private Securities Litigation Reform Act of 1995. All forward-looking statements included herein are based upon information available to the Company as of the date hereof and, except as is expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason. To the extent that any statements made here are not historical, these statements are essentially forward-looking. The Company uses words and phrases such as "guidance," "forecasted," "projects," "is expected," "remain confident," "will" and/or similar expressions to identify forward-looking statements in this press release. Undue reliance should not be placed on forward-looking information. The Company may also make written or oral forward-looking statements in its periodic reports filed with the U.S. Securities and Exchange Commission and other written materials and in oral statements made by its officers, directors or employees to third parties. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by these forward-looking statements. Such risk factors include, without limitation, the Company’s ability to submit a plan of compliance that will be approved by the Nasdaq staff, the Company’s ability to complete the 2014 audit and filing of the 2014 Annual Report on Form 10-K within the projected timeframe, its ability to maintain listing of its securities on Nasdaq, the Company’s ability to properly execute our business model, to address price and demand volatility, to counter seasonal fluctuations, to attract and retain management and operational personnel, potential volatility in future earnings, fluctuations in the Company's operating results, our ability to expand geographically into new markets and successfully integrate future acquisitions, PRC governmental decisions and regulation, and existing and future competition that the Company is facing. Additional risks that could affect our future operating results are more fully described in our U.S. Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC and other subsequent filings. These filings are available at http://www.sec.gov. The Company may, from time to time, make additional written and oral forward-looking statements, including statements contained in our filings with the SEC. We do not undertake to update any forward-looking statements that may be made from time to time by or on our behalf.

Contact:

Skystar Bio-Pharmaceutical Company
Scott Cramer
Director - Corporate Development & U.S. Representative
(407) 645-4433